Exhibit 99.2

Fortune Brands Announces Additional $400 Million Share Repurchase Authorization and Declares Quarterly Dividend

DEERFIELD, Ill.--(BUSINESS WIRE)--July 26, 2021--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced that its Board of Directors authorized the repurchase of up to $400 million of shares of the Company’s common stock over the next two years on the open market or in privately negotiated transactions in accordance with applicable securities laws.

The $400 million share repurchase authorization announced today is in addition to the $306 million remaining from a prior authorization which expires on September 21, 2022.

The new purchases, if made, will occur from time to time depending on market conditions. The newly announced share repurchase authorization does not obligate the Company to repurchase any dollar amount or number of shares of common stock. This authorization is in effect until July 23, 2023, and may be suspended or discontinued at any time.

Additionally, on July 23, 2021, the Board declared a quarterly cash dividend of $0.26 per common share. The dividend is payable on September 15, 2021, to stockholders of record as of the close of business on August 27, 2021.

About Fortune Brands
Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., is a Fortune 500 company, part of the S&P 500 Index and a leader in the home products industry. With trusted brands and market leadership positions in each of its three operating segments, Plumbing, Outdoors & Security, and Cabinets, Fortune Brands’ 27,500 associates work with a purpose to fulfill the dreams of home.

The Company’s growing portfolio of complementary businesses and innovative brands include Moen and the House of Rohl within the Global Plumbing Group; outdoor living and security products from Therma-Tru, LARSON, Fiberon, Master Lock and SentrySafe; and MasterBrand Cabinets’ wide-ranging offerings from Mantra, Diamond, Omega and many more. Visit www.FBHS.com to learn more about FBHS, its brands and how the Company is accelerating its environmental, social and governance (ESG) commitments.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding general business strategies, market potential, future financial performance, the potential of our brands and the housing market, and other matters. Statements preceded by, followed by or that otherwise include the words “believes”, “positioned”, “expects”, “estimates”, “plans”, “look to”, “outlook”, and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the Company’s ability to achieve its strategic goals, include the uncertainties relating to the impact of COVID-19 on the Company’s business, operations and employees and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Contacts

INVESTOR CONTACT:
Matthew Skelly
847-484-4573
Investor.Questions@fbhs.com

MEDIA CONTACT:
Darwin Minnis
847-315-0960
Media.Relations@fbhs.com